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                                 EXHIBIT 10(h)




                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                                    BETWEEN

               FIRST UNITED BANCSHARES, INC. AND JIMMY N. HARWOOD



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                                                                  EXHIBIT 10(h)

================================================================================
                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
================================================================================

          This Agreement, made and entered into this 31st day of December , 1993, by and between First United Bancshares, Inc., a bank holding company with its principal office in the State of Arkansas, hereinafter referred to as "Corporation" and Jimmy N. Harwood, a key employee and executive hereinafter referred to as "Executive."

                              W I T N E S S E T H:

          WHEREAS, the Executive is employed by a subsidiary bank of the Corporation;

          WHEREAS, the banking organization has amended its defined benefit pension plan to comply with the provisions of the Internal Revenue Code, and in amending such plan, has reduced benefits to be provided the Executive under such plan;

          WHEREAS, the Corporation wishes to take steps to replace, through a Supplemental Executive Retirement Agreement, all or a portion of the Executive's benefits which were reduced under such plan;

          WHEREAS, the Executive wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after his retirement from active service with the banking organization;

          WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such additional compensation to Executive after his retirement or other termination of his employment;

          WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for the Executive, who is a member of a select group of management or highly compensated employees of the banking organization for purposes of the Employee Retirement Income Security Act of 1974, as amended (ERISA);

          WHEREAS, the Corporation has adopted this Supplemental Executive Retirement Agreement which controls all issues relating to the benefits as described herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS

When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise.

1.1 "ACCRUED BENEFIT" means that portion of the Deferred Compensation Benefit which is required to be expensed and accrued under generally accepted accounting principles by any appropriate methodology which the Board of Directors may require in the exercise of its sole discretion.

1.2 "ACT" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.3 "AFFILIATED COMPANY" means any trade or business entity, or a predecessor company of such entity, if any, which is a member of a controlled group of corporations of which the Corporation is also a member.

1.4 "BENEFICIARY" means the person or persons designated as beneficiary in writing to the Corporation to whom the share of a deceased Executive's



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     account is payable. If no beneficiary is so designated, then the
     Executive's Spouse, if living, will be deemed the beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed beneficiary. If there are no living Children, then the personal representative of the estate of the Executive will be deemed the beneficiary.

1.5  "BOARD" means the board of directors of the Corporation.

1.6 "CHANGE IN CONTROL" shall apply if the Corporation, or any subsidiary bank at which the Executive is employed, is merged with or acquired by another financial institution, or undergoes any other change in its corporate structure as follows:

     (i) any "person," including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding a retirement plan qualified under
          Section 401 of the Internal Revenue Code (and excluding any person or group which currently owns Corporation stock at the date of this Agreement), is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 51% or more of the combined voting power of the Corporation's then outstanding securities, or of the outstanding securities of the subsidiary bank at which the Executive is employed;

     (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation;

     (iii) the Corporation (or the subsidiary bank at which the Executive is employed) is merged or consolidated with another corporation and as a result of the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Corporation (or the subsidiary bank at which the Executive is employed), excluding stockholders who are (a) a party to the merger or consolidation within the meaning of the Exchange Act, or (b) an affiliate of such party;

     (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Corporation (or the subsidiary bank at which the Executive is employed) representing 51% or more of the combined voting power of the Corporation's (or the subsidiary bank at which the Executive is employed) then outstanding voting securities; or

     (v) the Corporation (or the subsidiary bank at which the Executive is employed) transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Corporation.

1.7 "CHILDREN" means the Executive's children, both natural and adopted, then living at the time payments are due the Children under this Agreement.

1.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

1.9 "DEFERRED COMPENSATION BENEFIT" means the benefit provided to the Executive at his retirement or because of other events described under
     Section IV of this Agreement which result in certain terminations from employment.

1.10 "EARLY RETIREMENT DATE" means any date prior to the Executive reaching age 65.

1.11 "EFFECTIVE DATE" shall be the date of execution of this Agreement.

1.12 "ESTATE" means the Estate of the Executive.

1.13 "JUST CAUSE," only as this term relates to the Accrued Benefit or Deferred Compensation Benefit, includes but is not limited to theft, fraud, embezzlement, willful misconduct causing significant property damage to the Corporation (or subsidiary bank at which the Executive is employed) or personal injury to another employee, or



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     willful malfeasance or gross negligence in a manner of material importance to the Corporation (or subsidiary bank at which the Executive is employed). For purposes of determining Just Cause, an action (or inaction) need not constitute an actual violation of law. In addition, the Corporation shall have sole discretion in making its determination that an event constituting Just Cause has occurred, provided, however, that such determination must be made in a reasonable and good faith manner. If the Corporation is of the opinion that an event has occurred which constitutes Just Cause, the Corporation shall provide the Executive written notice of its decision that an event constituting Just Cause has occurred. The Executive shall then be provided a period of 30 days (from the date of such notice) within which to respond to such notice. After the lapse of such 30-day period, if the Corporation still believes that an event constituting Just Cause has occurred, then the benefit payments under this Agreement may be terminated in accordance with the provisions of this Agreement.

1.14 "NORMAL RETIREMENT DATE" means the first business day of the month coincident with or next following the Executive's sixty-fifth (65th) birthday.

1.15 "POSTPONED RETIREMENT DATE" means the first day of the month coincident with or next following the Executive's termination of employment with the Corporation after his Normal Retirement Date.

1.16 "SPOUSE" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.17 "SURVIVOR'S BENEFIT" means the benefit provided to Executive's
     Beneficiary.

1.18 "VESTED" means the non-forfeitable portion of the Accrued Benefit that the Executive is entitled to in accordance with the vesting schedule found in Paragraph 4.4.

1.19 "YEAR OF SERVICE" means a twelve (12) consecutive month period, commencing with the Executive's initial date of employment with the Corporation, during which the Executive is considered a full-time employee of the Corporation (including authorized leaves of absence). A fractional Year of Service shall accrue at a rate of one-twelfth (1/12) of a Year of Service for each full month of continuous employment, and benefits under this Agreement shall be adjusted accordingly.

                                   SECTION II

                         RETIREMENT DATE AND DISABILITY

2.1 Normal or Early Retirement Benefit. The Executive is eligible to retire from employment and receive a benefit under this Agreement beginning on the Normal Retirement Date, Early Retirement Date or Postponed Retirement Date. The retirement benefit of Executive who attains his Normal Retirement Date shall be the Deferred Compensation Benefit (see Section 4.1). The early retirement benefit of Executive who attains his Early Retirement Date shall be either the Accrued Benefit or the Deferred Compensation Benefit (see Section 4.2).

     Board approval of early retirement is required as a condition for entitlement to the Deferred Compensation Benefit. In the event of voluntary early retirement of employment by Executive without Board approval, then the Executive's benefit shall be the Vested Accrued Benefit. The Executive's benefit, if any, in the event of involuntary termination of employment shall be the benefit described in Section IX.

2.2 Postponed Retirement Benefit. The Postponed Retirement Benefit of the Executive shall be the Deferred Compensation Benefit calculated as set forth in Paragraph 4.3.

2.3 Long-Term Disability. In the event the Executive incurs a long-term disability (as determined in the sole discretion of the Corporation), he shall be entitled to the Deferred Compensation Benefit, commencing at his Normal Retirement Date, as set forth in Section IV. If the Executive recovers from his long-term disability (as determined in the sole discretion of the Corporation) prior to his commencement of receipt of a Deferred Compensation Benefit and he does not return to work for the Corporation, or if his period of long-term disability ceases by reason of his death prior to his commencement of a receipt of a Deferred Compensation Benefit, his employment with



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     the Corporation shall be deemed terminated as of the date of his recovery or death. In such event, the Executive or his Beneficiary, as the case may be, shall be entitled to such benefit as the Executive would be eligible to receive under the applicable provisions of this Agreement which discuss early retirement without Board approval (Paragraph 4.2).

                                  SECTION III

               PRE-RETIREMENT AND POST-RETIREMENT DEATH BENEFITS

3.1 Death Prior to Termination of Employment. If Executive dies prior to the earlier of (1) Normal Retirement Date, or (2) termination of employment with the Corporation, then no benefits shall be payable pursuant to this Agreement.

3.2 Death During Receipt of Deferred Compensation or Accrued Benefit. In the event of death of the Executive while receiving the Deferred Compensation or Accrued Benefit under this Agreement, then the unpaid balance of such monthly payments remaining to be paid at that time shall continue to be paid monthly for the remainder of such period to the Executive's Beneficiary. In the event of death of the Executive after having terminated employment, but after qualifying for payment of the Deferred Compensation or Accrued Benefit under this Agreement, then payments will be made to the Executive's Beneficiary under the same terms and conditions as if the Elective had survived and received payment.

                                   SECTION IV

                         DEFERRED COMPENSATION BENEFITS

4.1 Normal Retirement. Provided the Executive remains employed by the Corporation (or any subsidiary bank) until the later of Normal Retirement Date or Postponed Retirement Date, if Executive at such time is still covered by this Agreement, the Corporation shall commence payments of the Deferred Compensation Benefit. Subject to the provisions and limitations of this Agreement, the Corporation shall pay to the Executive an annual amount, in equal monthly installments, as stated in the Addendum to this Agreement. Such payments shall commence on the first business day of the month next following the Executive's actual retirement date (on or after Normal Retirement Date) and shall be payable monthly thereafter until one hundred twenty (120) payments have been made.

4.2 Early Retirement. In the event of retirement or termination from service prior to Normal Retirement Date (i.e., at an Early Retirement Date), the Executive is entitled to the Deferred Compensation Benefit only if the early retirement is approved by the Board. The amount of such early retirement Deferred Compensation Benefit shall be determined by multiplying the Deferred Compensation Benefit by the following fraction:

          the numerator of which is the actual number of Years of Service the Executive has been employed by the Corporation (or any subsidiary bank) from the date of his initial employment until his early retirement; and

          the denominator of which is the total number of Years of Service the Executive would have worked from the date of his initial employment until his Normal Retirement Date.

     Payment of the Deferred Compensation Benefit arising as a result of early retirement in the amount computed using the above fraction shall commence to the Executive at what would have been the Executive's Normal Retirement Date.

     The Corporation has the option to begin Deferred Compensation Benefit payments on or after the Executive's early retirement termination from service and before the Executive's Normal Retirement Date. If the payments begin on or after the Early Retirement Date (and prior to Normal Retirement Date), then the Executive's Deferred Compensation Benefit (after having been reduced by applying the above fraction) shall be further discounted from



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     Normal Retirement Date by an interest factor equal to the Pension Benefit
     Guaranty Corporation's interest rate used to value deferred and immediate annuities in effect at the date payments are to commence.

     If such early retirement is without Board approval, Executive will only be entitled to his Vested Accrued Benefit at the date of such termination. (See Paragraph 4.4 for any vesting schedule.) Payment of such Accrued Benefit shall commence to the Executive at what would have been the Executive's Normal Retirement Date. The Corporation has the option to begin Accrued Benefit payments on or after Early Retirement Date and before Normal Retirement Date. However, if payments begin prior to Normal Retirement Date, the same interest rate reduction found in the second sentence of the above paragraph shall also be applied to the Vested Accrued Benefit payable.

     In the event of any termination of employment resulting in the entitlement of the Vested Accrued Benefit, the Vested Accrued Benefit will be paid to the Executive in one hundred twenty (120) equal monthly installments. The monthly benefit shall equal the amount of an annuity for a 120-month term certain based on the Vested Accrued Benefit at the date payments commence and an interest factor equal to the Pension Benefit Guaranty Corporation's interest rate used to value deferred and immediate annuities in effect at the date payments are to commence.

4.3 Postponed Retirement. The Board of Directors in the exercise of their sole discretion may elect to increase any benefits payable to the Executive if retirement is postponed past the Normal Retirement Date.

4.4 Vesting. Where applicable, the Accrued Benefit provided by the Corporation to the Executive under this Agreement shall, at all times, be 100% vested.

                                   SECTION V

                          EXECUTIVE'S RIGHT TO ASSETS

The rights of the Executive, any designated recipient of the Executive, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Corporation. The Executive, the designated recipient of the Executive, or any other person claiming through the Executive, shall only have the right to receive from the Corporation those payments as specified under this Agreement. The Executive agrees that he, his designated recipient, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Corporation, including any insurance policies or contracts which the Corporation may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Corporation in connection with the liabilities it has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the Executive or his recipients, nor shall such assets be considered security for the performance of the obligations of the Corporation. Such assets shall be, and remain, a general, unpledged, and unrestricted asset of the Corporation.

                                   SECTION VI

                           RESTRICTIONS UPON FUNDING

Corporation shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general creditor of the Corporation in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Corporation reserves the absolute right at its sole discretion to either informally fund the obligations undertaken by this Agreement or to refrain from informally funding the same and to determine the extent, nature, and method of such informal funding. Should the Corporation elect to informally fund this Agreement in whole or in part through the purchase of assets including, but not limited to, life insurance, mutual funds, disability policies or annuities, the Corporation reserves the absolute right, in its sole discretion, to terminate such informal funding at any time, in whole or in part, At no time shall Executive be deemed to have any lien nor right title or interest in or to any specific informal funding investment or to any assets of the Corporation. If the Corporation elects to invest in a life insurance, disability or



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annuity policy upon the life of the Executive, then Executive shall assist the
Corporation by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.

                                  SECTION VII

                            ACCELERATION OF PAYMENT

The Corporation reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of the Executive, his estate, his designated Beneficiary, or any other person claiming through the Elective. In the event that the Corporation accelerates the payment, the benefit shall be discounted by a rate equal to the Pension Benefit Guaranty Corporation's interest rate used to value deferred and immediate annuities in effect at the date payments are to commence.

                                  SECTION VIII

                    ALIENABILITY AND ASSIGNMENT PROHIBITION

Neither Executive nor any other Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owned by the Executive or his Beneficiary, nor be transferrable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Corporation's liabilities for payment to the Executive or a Beneficiary under this Agreement shall forthwith cease and terminate.

                                   SECTION IX

                           TERMINATION OF EMPLOYMENT

9.1 Termination of Employment Prior to Retirement Date. If the Executive voluntarily terminates employment with the Corporation prior to Normal Retirement Date, the Executive's benefits under this Agreement will be determined in accordance with Paragraph 4.2.

     If prior to the Executive's Normal Retirement Date, the Corporation terminates the employment of the Executive without Just Cause, the Corporation shall pay to the Executive the full amount of the Executive's Deferred Compensation Benefit. Such payment shall commence in accordance with the payment provisions found in Paragraph 4.1 of this Agreement.

     In the event the Executive is discharged for Just Cause at any time, this Agreement shall be terminated and considered null and void with neither the Executive nor the Executive's Beneficiary having any claim or right against the Corporation.

9.2 Change in Control. If the Executive's termination of employment is related to a Change in Control that has not been approved by the Board, payments of the Executive's Deferred Compensation Benefit shall commence within 30 days after the date of termination of employment. If the Executive's termination of employment is related to a Change in Control that has been approved by the Board, payments of the Executive's Deferred Compensation Benefit shall begin within 30 days after the Executive's Normal Retirement Date. In the event of a termination following a Change in Control, the amount of the Executive's Deferred Compensation Benefit shall be equal to the amount found in the Addendum to this Agreement.

     A termination of employment shall be considered related to a Change in Control if at any time during the 12-month period prior to or 24-month following any Change in Control, the employment of the Executive is terminated by the Corporation (or the subsidiary bank at which the Executive is employed) without Just Cause, or if at any time during such period, the Executive terminates employment with the Corporation (or the subsidiary bank at which



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     the Executive is employed) following a demotion of the Executive or a material change in his title, position, duties or responsibilities, or a material reduction in his compensation (including fringe benefits).

                                   SECTION X

                                 ACT PROVISIONS

10.1 Named Fiduciary and Administrator. The "Named Fiduciary and Agreement Administrator" (Administrator) of this Agreement shall be First United Bancshares, Inc., until its resignation or removal by the Board of Directors. As Administrator, First United Bancshares, Inc. shall be responsible for the management, control and administration of the Agreement as established herein. It may delegate to others certain aspects of the management and operation responsibilities of the Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

10.2 Claims Procedure and Arbitration, In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel that they are entitled to receive such benefits, then a written claim must be made to the Administrator named above within sixty (60) days from the date payments are refused. The Administrator (and the Corporation if different from the Administrator) shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim (i) their specific reasons for such denial, (ii) any reference to the provisions of this Agreement upon which the denial is based, and (iii) any additional material or information necessary to perfect the claim. Such written response shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A failure to respond within the aforesaid ninety-day period shall in no way be construed to represent an acceptance or affirmation of any written claim by Executive or Beneficiary.

     If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. If no written claim denial was made within the ninety-day period discussed in the paragraph above, the sixty-day period shall commence on the last day of such ninety-day period. Claimants may review the Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based.

     If claimants continue to dispute the benefit denial based upon completed performance of the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. The Arbitration Board shall consist of one member selected by the claimant, one member selected by the Corporation and the third member selected by the first two members. The Arbitration Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitration Board with respect to any controversy properly submitted to it for determination.

     Where a dispute arises as to the Corporation's discharge of Executive for "Just Cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

                                   SECTION XI

                                 MISCELLANEOUS

11.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Corporation or any subsidiary bank, nor shall it otherwise limit the right of the Corporation or any subsidiary bank to discharge or otherwise deal with Executive in any manner it deems appropriate.

11.2 Disclosure. The Executive shall receive a copy of the Agreement and the Corporation will make available for inspection by the Executive any copy of the rules and regulations used by the Corporation in administering the Agreement.

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11.3 State Law. The Agreement is established under and will be construed according to the laws of the State of Arkansas, to the extent that such laws are not preempted by the Act and valid regulations published thereunder.

11.4 Incapacity of Recipient. In the event Executive is declared incompetent and a conservator or other person legally charged with the care of his person or of his Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or his Estate. Notwithstanding the above, when the Corporation's Board of Directors, in its sole discretion, determines that the Executive is unable to manage his financial affairs, the Board may direct the Corporation to make distributions to any person for the benefit of such Executive.

11.5 Unclaimed Benefit. The Executive shall keep the Corporation informed of his current address and the current status of his Beneficiary. The Corporation shall not be obligated to search for the whereabouts of any person. If the location of the Executive is not made known to the Corporation within three years after the date on which any payment of the Executive's Deferred Compensation Benefit or Accrued Benefit is to be made, payment may be made as though the Executive had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of the Executive, the Corporation is unable to locate any Beneficiary of the Executive, then the Corporation's obligations under this Agreement shall be considered fully discharged.

11.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, neither the Corporation nor any individual acting as an employee or agent of the Corporation or as a member of the Board of Directors shall be liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

11.7 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

11.8 Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified employee benefit plan or fringe benefit agreement constituting a part of the Corporation's or any subsidiary bank's existing or future compensation structure.

11.9 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

                                  SECTION XII

                           AMENDMENT AND TERMINATION

12.1 Amendment or Termination. The Corporation intends the Agreement to be permanent but reserves the right to amend or terminate the Agreement when, in the sole opinion of the Corporation, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Corporation and shall be effective as of the date of such resolution.

     Notwithstanding the above, no amendment or termination of the Agreement may reduce any post-retirement benefits payable to the Executive (under
     Section IV) to an amount less than the Executive's current Vested Accrued Benefit. Furthermore, no amendment or termination of the Agreement shall directly or indirectly deprive any Executive of all or any portion of any Deferred Compensation Benefit payment or Accrued Benefit payment which has been earned (due to the Executive's termination of employment or retirement) at the effective date of the resolution amending or terminating the Agreement and which is currently in the process of being paid (or is scheduled to be paid under the terms of this Agreement at some future date).

12.2 Corporate Successors. This Agreement shall not be automatically terminated by a transfer or sale of assets of the Corporation or any subsidiary bank or by the merger or consolidation of the Corporation or any subsidiary bank into or with any other corporation or other entity. This Agreement shall be continued after such sale, merger or consolidation and shall apply to any successor of the Corporation or any subsidiary bank.



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12.3 Change in Control. In the event of amendment or termination of this
     Agreement in anticipation of a Change in Control, the Change in Control provision of this Agreement (Paragraph 9.2) shall continue to be effective even after termination of other provisions of the Agreement. A termination or amendment or this Agreement shall be conclusively presumed to have been in anticipation of a Change in Control if the termination or amendment occurs within 18 months before such Change in Control.

                                  SECTION XIII

                                PRIOR AGREEMENTS

This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this 31st day of December , 1993.


                                      /s/ Jimmy N. Harwood
                                      ----------------------------------
                                      JIMMY N. HARWOOD



                                      FOR AND ON BEHALF OF
                                      FIRST UNITED BANCSHARES, INC.


                                      By: /s/  James V. Kelley
                                          -------------------------------
                                          Name, Title


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                         FIRST UNITED BANCSHARES, INC.
            ADDENDUM TO SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

This Addendum to the Supplemental Executive Retirement Agreement covering Jim
N. Harwood enumerates the dollar amount of Post-Retirement Deferred Compensation Benefits payable under the Supplemental Executive Retirement Agreement ("Agreement"). All rights and payment provisions are controlled by the Agreement executed on the 31st day of December , 1993. This Addendum revokes any previously dated Addendum.


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                 POST-RETIREMENT DEFERRED COMPENSATION BENEFITS

$21,756 annually for 10-year period (payable in 120 equal monthly installments).

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this 31st day of December , 1993.


                                     /s/ Jimmy N. Harwood
                                     ------------------------------------
                                     JIMMY N. HARWOOD


                                     FOR AND ON BEHALF OF
                                     FIRST UNITED BANCSHARES, INC.


                                     By: /s/ James V. Kelley
                                         --------------------------------
                                         Name, Title